EXHIBIT 99.1


FOR:          SIX FLAGS, INC.
CONTACT:      Jim Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693

KCSA          Erika Levy/ Joseph A. Mansi
CONTACTS:     (212) 896-1208 / (212) 896-1205
              elevy@kcsa.com/ jmansi@kcsa.com
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                  SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE

                     o FOURTH QUARTER AHEAD OF EXPECTATIONS

                             o AFFIRMS 2005 OUTLOOK

                                    - - - - -

           NEW YORK, MARCH 9, 2005 - Six Flags, Inc. (NYSE: PKS) announced today its results of operations for the fourth quarter and full year ended December 31, 2004.

           Kieran E. Burke, Chairman and Chief Executive Officer, stated "Our performance in the latter half of October and in our December operations was moderately better than expected. Fourth quarter revenues were $109.1 million, 11% higher than the prior year period, with attendance up 6.9%, and per capita revenues up 3.9%. We achieved full year attendance at our parks of 33.5 million, full year revenues of $1.038 billion and Adjusted EBITDA of $258.6 million for the year, higher than our expectations at the time of our third quarter earnings release." (1)

           "We continue to look for Adjusted EBITDA of $300 million for 2005," continued Mr. Burke.

-----------------
(1) See note 3 to the following table for a discussion of Adjusted EBITDA, and for a reconciliation of this amount to net loss.

                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                     Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 2

           The results of operations reflect the Company's adoption of FASB Interpretation No. 46 ("FIN 46") in the fourth quarter of 2003. Under FIN 46, the results of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas and Six Flags Marine World are now consolidated in the financial statements of the Company. Prior to the fourth quarter of 2003, those parks had been reported as unconsolidated operations under the equity method of accounting. The results also reflect the reclassification as discontinued operations for all periods presented of the operations, assets and liabilities of the seven parks in Europe and Six Flags Worlds of Adventure in Ohio (the "Divested Parks"), which were sold in April 2004. Prior period results have been reclassified to classify the Divested Parks as discontinued operations, in order to provide meaningful year over year comparisons. Quarterly results prepared on that basis and reflecting the adoption of FIN 46 for all of 2002 and 2003 have been posted on the Company's website at www.sixflags.com under the heading "Investors - SEC Filings" and furnished to the Securities and Exchange Commission on Form 8-K.

FULL YEAR RESULTS
-----------------

           Revenues for the full year 2004 were $1.038 billion, representing a 1.0% decrease from 2003 revenues.

           Total revenue per capita increased by 2.4% to $30.99, while attendance for the year was 33.5 million, down 1.2 million, or 3.4%, from the prior year.

           Operating costs and expenses, including depreciation and amortization and non-cash compensation, were $888.1 million in 2004, as compared to $859.9 million in 2003. Excluding depreciation and amortization and non-cash compensation, cash operating costs and expenses were $736.1 million in 2004, as compared to $714.4 million for 2003, an increase of $21.7 million (3.0%). This increase includes $3.4 million in increased costs of goods sold primarily reflecting higher in-park revenues, as well as other planned increases in operating expenses to enhance the guest experience at the Company's parks.

           EBITDA (Modified) was $301.6 million in 2004 as compared to $334.3 million in 2003. Adjusted EBITDA for 2004, which excludes the interests of third parties in EBITDA from the non-wholly owned parks, was $258.6 million in 2004, as compared to $292.6 million in 2003. (2)

           The loss from continuing operations in 2004 was $177.2 million. The loss in 2004 includes the impact of a non-cash impairment loss of $14.4 million associated with the Company's investment in the Madrid park and related assets. We terminated our involvement in that park in the fourth quarter for a nominal consideration. The loss also reflects the establishment of a valuation allowance of $81.2 million recorded in 2004 with respect to the Company's domestic deferred tax asset, which has the effect of increasing book tax expense for the period by the amount of the allowance. This has no effect on the Company's cash tax expense or its ability to utilize net operating loss carry forwards in future years. Absent this impairment charge and the valuation allowance, the loss from continuing operations would have been $81.7 million in 2004, as compared to $62.1 million in 2003.

-------------------
(2) See note 3 to the following tables for a discussion of EBITDA (Modified) and Adjusted EBITDA and for a reconciliation of these amounts to net loss.

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 3


DISCUSSION AND OUTLOOK
----------------------

           Kieran E. Burke, Chairman and Chief Executive Officer of Six Flags, said, "We have previously commented on our 2004 season. These reported results are better than the performance expectations we provided last November, reflecting a strong last weekend of October operations and good performance in November and December at our parks then in operation.

           "Due to the seasonal nature of our business, to date this year, we have had very limited operations at our parks. Those parks in operation are performing in the aggregate in line with expectations. In addition, while it is still very early, we are pacing in line with our targets for season pass sales and hard ticket group bookings.

           "We expect attendance growth in 2005 to be driven by our robust plan for capital additions to our parks. That plan encompasses new attractions in 13 of our 18 domestic theme parks and three of our water parks, and a children's area in our Montreal park. We have also added a major new roller coaster in our park in Mexico City which is already in operation and which has generated strong market reaction. Our largest initiatives are concentrated in our major markets, especially in Chicago and New Jersey. We expect to complete our major capital initiatives on a timely basis across the system. We believe that this program should drive significant attendance and revenue growth in 2005 and set the stage for several years of significant growth.

           "We anticipate generating Adjusted EBITDA of $300 million in 2005. This is based on expected attendance growth of approximately 5% and a per capita spending increase of approximately 2.5%.

           "We are also pleased to announce that we have completely retired the Senior Notes due 2009 from the proceeds of our convertible note issue in November and our add-on note issue of this January. We now have no public debt maturities before 2010, and continue to enjoy substantial liquidity with a cash balance of $68.8 million and $374.2 million available under our revolving credit facilities at December 31, 2004."

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 4

           Six Flags, Inc. is the world's largest regional theme park company.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com.

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.
                               (Tables to follow)

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 5

                                 SIX FLAGS, INC.
                          STATEMENT OF OPERATIONS DATA
               YEARS AND QUARTERS ENDED DECEMBER 31, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                          THREE MONTHS ENDED
                                                                             YEAR ENDED                      DECEMBER 31
 STATEMENT OF OPERATIONS DATA(1)                                            DECEMBER 31,                     (UNAUDITED)
                                                                  ----------------------------     -----------------------------

                                                                      2004            2003             2004            2003
                                                                  ------------    ------------     ------------     ------------
 Revenue........................................................  $ 1,037,692     $ 1,048,643     $    109,059     $    98,217
 Costs and expenses (excluding depreciation,
      amortization and non-cash compensation) ..................      736,054         714,366          119,122         111,672
 Depreciation...................................................      150,229         144,282           39,916          38,618
 Amortization...................................................        1,193           1,171              217             382
 Non-cash compensation ........................................           643             101              161              25
                                                                  ------------    ------------     ------------     ------------

 Income from operations ........................................      149,573         188,723          (50,357)        (52,480)
 Interest expense (net).........................................      191,581         213,311           45,763          54,118
 Minority interest in earnings (losses).........................       37,686          35,997           (4,010)         (3,930)
 Early repurchase of debt.......................................       37,731          27,592            5,869                -
 Other expense (including non-cash impairment
      charge of $14,365 in 2004 year)...........................       27,839           2,445            8,466           1,098
                                                                  ------------    ------------     ------------     ------------
 Loss from continuing operations                                     (145,264)        (90,622)        (106,445)       (103,766)
      before income taxes......................................
 Income tax expense (benefit)..................................        31,984         (28,564)           3,086         (37,463)
                                                                  ------------    ------------     ------------     ------------
 Loss from continuing operations ..............................      (177,248)        (62,058)        (109,531)        (66,303)
 Discontinued operations, net of tax benefit of $8,639 in 2003
      (three months) and $57,387 in 2004 and $4,572 in 2003
      (year)...................................................      (287,561)            345                 -        (13,209)
                                                                  ------------    ------------     ------------     ------------
 Net loss .....................................................   $  (464,809)    $   (61,713)    $   (109,531)    $   (79,512)
                                                                  ============    ============     ============     ============
 Net loss applicable to common stock ..........................   $  (486,777)    $   (83,683)    $   (115,023)    $   (85,003)
                                                                  ============    ============     ============     ============
 Per share - basic and diluted:
      Loss from continuing operations..........................   $     (2.14)    $     (0.90)    $      (1.24)    $     (0.78)
      Discontinued operations..................................         (3.09)          (0.00)                -          (0.14)
                                                                  ------------    ------------    -------------    -------------
      Net loss ................................................   $     (5.23)    $     (0.90)    $      (1.24)    $     (0.92)
                                                                  ============    ============     ============     ============
 OTHER DATA:
 Loss from continuing operations before impairment charge,
      valuation allowance and loss on early repurchase
      of debt (2)..............................................   $   (58,258)    $   (44,951)    $    (63,906)    $   (66,303)
 Loss from continuing operations per common share (basic and diluted) before impairment charge, valuation allowance
      and loss on early repurchase of debt (2).................   $     (0.63)    $     (0.49)    $      (0.69)    $     (0.72)
 EBITDA (Modified) (3) ........................................   $   301,638     $   334,277     $    (10,063)    $   (13,455)
 Adjusted EBITDA(3)............................................   $   258,596     $   292,575     $     (7,297)    $   (10,902)
 Average weighted shares outstanding - basic and diluted.......        93,036          92,617           93,042          92,617
 Net cash provided by (used in) operating activities...........   $    33,199     $   165,194     $    (81,460)    $   (46,341)

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 6



                               BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                      # # #

BALANCE SHEET DATA                                                         December 31, 2004            December 31, 2003
------------------                                                         -----------------            -----------------

Cash and cash equivalents (excluding restricted cash).............    $           68,807          $              98,189
Total assets......................................................             3,642,227                      4,682,771
Current portion of long-term debt (excluding debt called
     for       repayment).........................................                24,394                         19,011
Long-term debt (excluding current portion) ......................              2,125,121                      2,354,194
Mandatorily redeemable preferred stock............................               282,245                        281,119
Total stockholders' equity .......................................               826,065                      1,362,050


-----------------------
(1) Revenues and expenses of international operations are converted into dollars on a current basis as provided by accounting principles generally accepted in the United States ("GAAP").

(2) The Company's reported results include items of income and expense that are typically excluded by securities analysts in their published estimates for the Company's financial results. These excluded items include asset impairments, gains and losses on early repurchases of debt and deferred tax asset valuation allowances. The following tables set forth the calculation of loss from continuing operations and loss from continuing operations per share (basic) before giving effect to those excluded items. This measure is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.


                                                                                (In thousands)
                                                      ------------------------------------------------------------------

                                                               YEAR ENDED                        THREE MONTHS ENDED
                                                              DECEMBER 31,                           DECEMBER 31,
                                                     -------------------------------       -----------------------------

                                                         2004               2003               2004              2003
                                                     ------------        ------------       ------------     ------------
                                                                                  (Unaudited)

          Loss from continuing operations         $     (177,248)            (62,058)    $     (109,531)         (66,303)
          Impairment charge relating to
            Madrid park                                   14,365                   -                  -                -
          Valuation allowance                             81,232                   -             41,986                -
          Early repurchase of debt                        37,731              27,592              5,869                -
          Income tax benefit from early
           repurchase of debt                            (14,338)            (10,485)            (2,230)               -
                                                     ------------        ------------       ------------     ------------

                                                  $      (58,258)            (44,951)    $      (63,906)         (66,303)
                                                     ============        ============       ============     ============


LOSS PER SHARE (BASIC)

                                                                 YEAR ENDED                       THREE MONTHS ENDED
                                                               DECEMBER 31,                        DECEMBER  31,
                                                     -------------------------------        -----------------------------
                                                           2004               2003               2004              2003
                                                     ------------        ------------       ------------     ------------


                                                                                  (Unaudited)

          Loss from continuing operations         $        (1.91)              (0.67)       $     (1.18)           (0.72)
          Impairment charge relating to
            Madrid park                                     0.15                   -                  -                -
          Valuation allowance                               0.87                   -               0.45                -
          Early repurchase of debt                          0.41                0.30               0.06                -
          Income tax benefit from early
           repurchase of debt                              (0.15)              (0.12)             (0.02)               -
                                                     ------------        ------------       ------------     ------------
                                                  $        (0.63)              (0.49)   $         (0.69)           (0.72)
                                                     ============        ============       ============     ============

(3) EBITDA (Modified) is defined as net income (loss) before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings (losses), interest expense (net), non-cash compensation, amortization and depreciation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and

SIX FLAGS REPORTS FULL YEAR 2004 PERFORMANCE
MARCH 9, 2005
PAGE 6


     its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

         The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).


                                                             TWELVE MONTHS ENDED                   THREE MONTHS ENDED
                                                               DECEMBER 31,                            DECEMBER 31,
                                                      -----------------------------------     --------------------------------
                                                           2004               2003                2004              2003
                                                      ----------------    ---------------     --------------    --------------
                                                                                    (Unaudited)

Net loss                                           $      (464,809)           (61,713)     $    (109,531)          (79,512)
Discontinued operations, net of tax
 benefit                                                   287,561               (345)                  -           13,209
Income tax expense (benefit)                                31,984            (28,564)             3,086           (37,463)
Other expense                                               27,839              2,445              8,466             1,098
Early repurchase of debt                                    37,731             27,592              5,869                 -
Minority interest in earnings (losses)                      37,686             35,997             (4,010)           (3,930)
Interest expense (net)                                     191,581            213,311             45,763            54,118
Non-cash compensation                                          643                101                161                25
Amortization                                                 1,193              1,171                217               382
Depreciation                                               150,229            144,282             39,916            38,618
                                                      ----------------    ---------------     --------------    --------------
EBITDA (Modified)                                          301,638            334,277            (10,063)          (13,455)
Third party interest in EBITDA of certain
parks(a)                                                   (43,042)           (41,702)             2,766             2,553
                                                      ----------------    ---------------     --------------    --------------
Adjusted EBITDA                                    $       258,596            292,575      $      (7,297)          (10,902)
                                                      ================    ===============     ==============    ==============


         The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the year ending December 31, 2005. Therefore, a reliable estimate of its net loss for that year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2005, expected interest expense (net) is approximately $185,000,000 and expected minority interest in earnings is approximately $39,000,000.

                                                             Year Ending
                                                          December 31, 2005
                                                       ------------------------
  Income from operations                               $          185,850
  Non-cash compensation                                               650
  Amortization                                                      1,150
  Depreciation                                                    156,000
                                                       ------------------------
  EBITDA (Modified)                                               344,000
  Third-party interest in EBITDA of certain parks(a)               44,000
                                                       ------------------------
  Adjusted EBITDA                                      $          300,000
                                                       ========================



(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.


                                      # # #